EXHIBIT 10.1
                                                                    ------------


                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of November 29, 2005, is by and among CHATTEM, INC., a Tennessee corporation (the "Borrower"), each of the Borrower's Domestic Subsidiaries (individually a "Guarantor" and collectively with the Borrower, the "Credit Parties"), the Persons identified as lenders on the signature pages hereto (the "Lenders") and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the "Agent").


                               W I T N E S S E T H

         WHEREAS, the Credit Parties, the Lenders, and the Agent have entered into that certain Credit Agreement dated as of February 26, 2004 (as amended from time to time, the "Credit Agreement");

         WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as provided herein; and

         WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                     PART I
                                   DEFINITIONS

         Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (as amended hereby).


                                     PART II
                         AMENDMENTS TO CREDIT AGREEMENT

         SUBPART 2.1 The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated to read as follows:

                  "Applicable Percentage" means for purposes of calculating the applicable interest rate for any day for Loans, the applicable rate for any day for the Letter of Credit Fees and the applicable rate for any day for the Unused Fee, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

=======  ==================  ====================  ================  ================
                                  APPLICABLE
                                PERCENTAGE FOR        APPLICABLE
                               EURODOLLAR LOANS     PERCENTAGE FOR      APPLICABLE
PRICING      LEVERAGE            AND LETTER OF         BASE RATE      PERCENTAGE FOR
 LEVEL         RATIO              CREDIT FEE             LOANS         UNUSED FEES
-------  ------------------  --------------------  ----------------  ----------------
   I        <1.50 to 1.0            1.00%                0.00%             0.250%
            -
-------  ------------------  --------------------  ----------------  ----------------
   II     >1.50 to 1.0 but          1.25%                0.00%             0.300%
           < 2.50 to 1.0
           -
-------  ------------------  --------------------  ----------------  ----------------
  III     >2.50 to 1.0 but          1.50%                0.00%             0.350%
           < 3.25 to 1.0
           -
-------  ------------------  --------------------  ----------------  ----------------
   IV     >3.25 to 1.0 but          1.75%                0.25%             0.400%
           < 3.75 to 1.0
           -
-------  ------------------  --------------------  ----------------  ----------------
   V       > 3.75 to 1.0            2.00%                0.50%             0.500%
=======  ==================  ====================  ================  ================

         The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of
         Section 7.1(c); (i) the Applicable Percentages in effect on November 29, 2005 shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the first Calculation Date following the fiscal quarter ending November 30, 2005 and, thereafter, the Applicable Percentage shall be determined by the then current Leverage Ratio, and (ii) if the Borrower fails to provide the officer's certificate required by Section 7.1(c) on or before the most recent Calculation Date or fails to deliver a copy of such officer's certificate to the Agent as required by Section 7.1(c), the Applicable Percentage from such Calculation Date shall be based on Pricing Level V until such time that an appropriate officer's certificate is provided whereupon the Applicable Percentage shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans or Letters of Credit made or issued.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than two years from the date of acquisition, provided that solely with respect to HBA Indemnity Company, Ltd ("HBA") such securities of a type described in this subpart (a) owned by HBA may have maturities of not more than twenty-four months from the date of acquisition, (b) Dollar denominated (or with respect to Foreign Subsidiaries, Dollar denominated and non Dollar denominated) time deposits, including eurodollar time deposits, and certificates of deposit of (i) any Lender, (ii) any domestic (or with respect to Foreign Subsidiaries, any domestic or nondomestic) commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than two years from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within 270 days of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and rated AA (or the equivalent thereof) or better by S&P or Aa (or the equivalent thereof) or better by Moody's, with maturities of not more than two years from the date of acquisition and (f) auction rate preferred stock issued by any domestic corporation rated AA (or the equivalent thereof) or better by S&P or Aa (or the equivalent thereof) or better by Moody's, with maturities of not more than two years from the date of acquisition.

                  "EBITDA" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains and losses outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total federal, state, foreign or other income taxes for such period, (iii) all depreciation and amortization for such period,
         (iv) for the fiscal quarter periods ending on November 30, 2005 and February 28, 2006, any non-recurring charges incurred by the Borrower during such periods in connection with the redemption or prepayment of Subordinated Debt in accordance with Section 8.11 of the Credit Agreement (and the termination of related Hedging Agreements), including all premiums, fees and legal costs related thereto in an aggregate amount not to exceed $2,750,000 in the case of non-cash charges and $2,000,000 in the case of cash charges, (v) to the extent incurred during the applicable period and subsequent to November 30, 2003, the amount of any write-down of goodwill required under FASB 142 in an aggregate amount not to exceed $40,000,000, all as determined in accordance with GAAP and (vi) non-cash expenses required under FASB 123R in connection with unvested stock options less (c) an amount which, in the determination of Net Income for such period, has been included for the recovery and/or reversal of charges or reserves in connection with the Borrower's phenylpropanolamine litigation.

                  "Permitted Acquisition" means the acquisition of all of the Capital Stock of another Person, all or substantially all of the assets of another Person or a brand or product line of another Person, provided that each of the following conditions are satisfied: (a) prior to such acquisition, the Borrower shall deliver to the Agent and Lenders a Pro Forma Compliance Certificate demonstrating that after giving effect to such acquisition on a Pro Forma Basis, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12, (b) simultaneously with any such acquisition, the Borrower shall have taken all action required under applicable law, or reasonably requested by the Agent, to grant to the Agent, for the benefit of the Lenders, a valid and perfected first-priority security interest in all the assets acquired pursuant to such acquisition, (c) the acquisition is consummated pursuant to a negotiated acquisition agreement and involves the purchase of a consumer product or product line similar to those manufactured, distributed or sold by the Borrower as of the date hereof, or of a business that manufactures, distributes or sells one or more consumer products or product lines, similar to those manufactured, distributed or sold by the Borrower as of the date hereof, (d) after giving effect to the acquisition, the representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects on and as of the date of such acquisition with the same effect as though made on and as of such date, (e) no Default or Event of Default exists and is continuing or would result from such acquisition and (f) the aggregate consideration (including cash and non-cash consideration, assumption of liabilities, Earn Out Obligations and any contingency payments associated therewith) paid by the Borrower and its Subsidiaries shall not exceed $75,000,000 in the aggregate for all such acquisitions occurring subsequent to the Closing Date.

                  "Revolving Committed Amount" means ONE HUNDRED MILLION DOLLARS ($100,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d); provided that the Revolving Committed Amount may be increased to up to ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) pursuant to Section 2.1(e).

                  "Termination Date" means November 15, 2010.

         SUBPART 2.2 Section 2.1(e) of the Credit Agreement is hereby amended and restated to read as follows:

                  (e) The Borrower may at any time and from time to time, upon prior written notice by the Borrower to the Agent, increase the Revolving Committed Amount by up to FIFTY MILLION DOLLARS ($50,000,000) with additional Revolving Commitments from any existing Lender or new Revolving Commitments from any other Person selected by the Borrower and approved by the Agent; provided that:

                           (i) any such increase shall be in a minimum principal
                  amount of $5,000,000 and in integral multiples of $5,000,000 in excess thereof;

                           (ii) no Default or Event of Default shall be
                  continuing at the time of any such increase;

                           (iii) no existing Lender shall be under any
                  obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender's sole and absolute discretion; and

                           (iv) any new Lender shall join this Agreement by
                  executing such joinder documents reasonably required by the Agent.

         SUBPART 2.3 Section 7.12(c) of the Credit Agreement is hereby amended and restated to read as follows:

                  (c) Senior Secured Leverage Ratio. The Senior Secured Leverage Ratio, as of the end of each fiscal quarter, shall be less than or equal to 2.50 to 1.0.

         SUBPART 2.4 Section 7.12(d) of the Credit Agreement is hereby amended and restated to read as follows:

                  (d) Net Worth. At all times Net Worth shall be no less than $88,000,000 increased on a cumulative basis, commencing with the fiscal quarter ending November 30, 2005, by an amount equal to, (i) as of the last day of each fiscal quarter, 75% of Net Income (calculated without giving effect to (x) the amount of any write-down of goodwill required under FASB 142 occurring or incurred subsequent to November 30, 2005 in an aggregate amount not to exceed $20,000,000, and (y) for the fiscal quarter periods ending on November 30, 2005 and February 28, 2006, any non-recurring charges incurred by the Borrower during such periods in connection with the redemption or prepayment of Indebtedness evidenced by the Floating Rate Indenture (and the termination of related Hedging Agreements), including all premiums, fees and legal costs related thereto in an aggregate amount not to exceed $2,750,000 in the case of non-cash charges and $2,000,000 in the case of cash charges) for the fiscal quarter then ended (without deduction for losses)) plus (ii) 100% of the gross cash proceeds (net of transaction costs and taxes) from any Equity Issuance subsequent to November 30, 2005. For purposes of determining compliance with the Net Worth covenant set forth above, the base number of $88,000,000 set forth above shall be reduced by (i) the amount of any write-down of goodwill required under FASB 142 occurring or incurred subsequent to November 30, 2005 in an aggregate amount not to exceed $20,000,000 (ii) repurchases of the Borrower's Capital Stock occurring subsequent to November 30, 2005 permitted by Section 8.7 in an aggregate amount not to exceed $100,000,000 and (iii) for the fiscal quarter periods ending on November 30, 2005 and February 28, 2006, any non-recurring charges incurred by the Borrower during such periods in connection with the redemption or prepayment of Indebtedness evidenced by the Floating Rate Indenture in accordance with Section 8.11 of the Credit Agreement (and the termination of related Hedging Agreements), including all premiums, fees and legal costs related thereto in an aggregate amount not to exceed $2,750,000 in the case of non-cash charges and $2,000,000 in the case of cash charges.

         SUBPART 2.5 Section 7.12(e) of the Credit Agreement is hereby amended and restated to read as follows:

                  (e) Brand Value. As of the end of each fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the book value of all brands or product lines of the Borrower and its Subsidiaries on a consolidated basis on such date shall be greater than or equal to $190,000,000.

         SUBPART 2.6 Section 8.5 of the Credit Agreement is hereby amended and restated to read as follows:

         8.5      SALE OR LEASE OF ASSETS.

                  No Credit Party will, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, real property, leasehold interests, equipment and securities other than (a) any inventory or other assets sold, leased or disposed of (or simultaneously replaced with like goods) in the ordinary course of business, (b) obsolete, idle or worn-out assets no longer used or useful in its business, (c) the sale, lease or transfer or other disposal by a Credit Party other than the Borrower of any or all of its assets to the Borrower or to any other Credit Party, (d) the sale, transfer or other disposition of "margin stock" within the meaning of Regulation U, (e) the non-recourse sale of trade accounts receivable to a Person that is not an Affiliate of the Borrower provided that (i) at the time of the sale (and after giving effect thereto) no Default or Event of Default exists, (ii) as a result of such sale, no Material Adverse Effect would occur or be reasonably expected to occur, and (iii) the amount of such receivables subject to such sales do not exceed, in the aggregate, $7,000,000 at any time outstanding, (f) other sales of equipment provided that (i) the sale is for fair market value, (ii) the sale is for cash consideration, (iii) at the time of the sale (and after giving effect thereto) no Default or Event of Default exists, (iv) as a result of such sale, no Material Adverse Effect would occur or be reasonably expected to occur and (v) such sales do not exceed, in the aggregate, $250,000 during any fiscal year, (g) sales of product lines (or the right to produce a consumer product or products) provided that (i) the dispositions permitted under this subparagraph (g) shall not exceed $10,000,000 (excluding the sale of the PHISODERM(R) product line) during any fiscal year and, (ii) the dispositions permitted under this subparagraph (g) during any fiscal year shall be limited to product lines (or the right to produce a consumer product or products) (excluding the sale of the PHISODERM(R) product line) having aggregate sales for the twelve-month period ending on the fiscal quarter ending immediately preceding the sale in an aggregate amount not exceeding ten percent (10%) of EBITDA for such twelve month period and

         (iii) the Credit Parties shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to any such disposition on a Pro Forma Basis, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12, (h) the transfer by the Borrower of the Capital Stock of Chattem (U.K.) Limited to Chattem Global Consumer Products Limited and (i) the sale, lease or transfer or other disposal by a Foreign Subsidiary of the Borrower of any or all of its assets to any other Foreign Subsidiary of the Borrower.

         SUBPART 2.7 Section 8.7 of the Credit Agreement is hereby amended and restated to read as follows:

         8.7      RESTRICTED PAYMENTS.

                  No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividends (whether cash or otherwise) or make any other distribution upon any shares of its Capital Stock of any class or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares (any such declaration, payment, distribution, purchase, redemption or other acquisition, a "Restricted Payment"); provided, however, (i) the Subsidiaries of the Borrower may pay dividends to the Borrower and (ii) the Borrower may purchase, redeem, acquire or retire shares of its Capital Stock of any class or any warrants or options to purchase any such shares of its Capital Stock occurring subsequent to November 30, 2005 in an amount not to exceed $100,000,000 in the aggregate during the term of this Credit Agreement so long as (A) after giving effect thereto no Default or Event of Default exists and (B) the Borrower shall have provided the Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to any such transaction on a Pro Forma Basis, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12.

         SUBPART 2.8 Section 8.11 of the Credit Agreement is hereby amended and restated to read as follows:

         8.11     SUBORDINATED DEBT.

                  Notwithstanding Section 8.10, no Credit Party will (i) make or offer to make any principal payments with respect to the Subordinated Debt, (ii) redeem or offer to redeem any of the Subordinated Debt or
         (iii) deposit any funds intended to discharge or defease any or all of the Subordinated Debt; provided, however, the Borrower may redeem or repurchase the Subordinated Debt in an aggregate amount not to exceed $20,000,000 (such amount to include any accrued interest, premiums or penalties associated therewith) during any fiscal year provided the Credit Parties shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to such repurchase or redemption on a Pro Forma Basis, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12. The Subordinated Debt or the Subordinated Indenture may not be amended or modified in any material manner without the prior written consent of the Required Lenders, it being specifically understood and agreed that no amendment to Article Four or Article Twelve of the Subordinated Indenture shall be made without the prior written consent of the Required Lenders.

         SUBPART 2.9 Section 8.15 of the Credit Agreement is hereby amended and restated to read as follows:

         8.15     CAPITAL EXPENDITURES.

                  The Credit Parties and their Subsidiaries will not make Capital Expenditures, in any fiscal year, that would exceed $7,500,000 in the aggregate; provided, however, in addition to the maximum annual Capital Expenditures permitted by the preceding clause, the Credit Parties shall also be permitted to make a one time Capital Expenditure not to exceed $8,000,000 for the construction and/or acquisition of a warehouse located in Chattanooga, Tennessee.

         SUBPART 2.10 Schedule 1.1(a) of the Credit Agreement is hereby amended and replaced with Schedule 1.1(a) attached hereto.


                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1 Effective Date. This Amendment shall be and become effective as of November 29, 2005, subject to the satisfaction of the following conditions:

                  (a) Execution of Counterparts of Amendment. The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantors, the Lenders and the Agent.

                  (b) Authority Documents and Opinions. The Agent shall have received (i) copies of resolutions of the board of directors (or comparable governing authority) of each of the Credit Parties approving and adopting this Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the date hereof and (ii) a written opinion of legal counsel for the Credit Parties, dated as of the date hereof, in form and substance reasonably satisfactory to the Agent.

                  (c) Amendment Fees. The Borrower shall have paid to the Agent,
         (i) for the account of each Lender executing this Amendment, a fee equal to 0.125% of such Lender's Commitments (calculated prior to giving effect to this Amendment) and (ii) for the account of each Lender increasing its Commitment, a fee equal to 0.20% of such increase to such Lender's Commitment.

                  (d) Tennessee Recording Taxes. The Borrower shall have paid applicable Tennessee recording taxes resulting from the increase in the Revolving Commitments.

                  (e) Agent's Fees and Expenses. The Borrower shall have paid to the Agent, all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent's legal counsel.


                                     PART IV
                                  MISCELLANEOUS

         SUBPART 4.1 Representations and Warranties. Each Credit Party hereby represents and warrants to the Agent and the Lenders that (a) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents on and as of the date hereof, (b) each Credit Party has the requisite corporate power and authority to execute, deliver and perform this Amendment and
(c) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date). Each

Credit Party acknowledges and confirms that the Borrower's obligations to repay the outstanding principal amount of the Loans are unconditional and not subject to any offsets, defenses or counterclaims.

         SUBPART 4.2 Acknowledgment. Each Guarantor hereby acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment does not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

         SUBPART 4.3 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

         SUBPART 4.4 Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SUBPART 4.5 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

         SUBPART 4.6 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

         SUBPART 4.7 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TENNESSEE.

         SUBPART 4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 4.9 General. Except as amended hereby, the Credit Agreement and all other Credit Documents shall continue in full force and effect.


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF the Borrower, the Guarantors and the Lenders have caused this Amendment to be duly executed on the date first above written.




BORROWER:                        CHATTEM, INC.,
--------                         a Tennessee corporation


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------




GUARANTORS:                      SIGNAL INVESTMENT & MANAGEMENT CO.,
----------                       a Delaware corporation


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 SUNDEX, LLC,
                                 a Tennessee limited liability company


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 CHATTEM (CANADA) HOLDINGS, INC.,
                                 a Delaware corporation


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

AGENT:                           BANK OF AMERICA, N.A.,
-----                            in its capacity as Agent


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------




LENDERS:                         BANK OF AMERICA, N.A.,
-------                          in its capacity as a Lender


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 SUNTRUST BANK


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 BRANCH BANKING AND TRUST


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 NATIONAL CITY BANK


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------